Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-273181, 333-273180-01 and 333-285450 on Form F-3 of our reports dated April 9, 2025, relating to the financial statements of Brookfield Business Partners L.P. (the “Partnership”) and the effectiveness of the Partnership’s internal control over financial reporting appearing in this Annual Report on Form 20-F for the year ended December 31, 2024.

/s/ Deloitte LLP

Chartered Professional Accountants
Licensed Public Accountants
Toronto, Canada
April 9, 2025